As filed with the Securities and                           Registration No. 333-
Exchange Commission on May 7, 1999
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                          VISHAY INTERTECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)
        Delaware                                                 33-1686453
  (State or Other Jurisdiction of                            (I.R.S. Employer
   Incorporation or Organization)                         Identification Number)

                               63 Lincoln Highway
                              Malvern, Pennsylvania
                                   19355-2120
                    (Address of Principal Executive Offices)
                                 ---------------
                           1997 STOCK OPTION PROGRAM.
                       1998 EMPLOYEE STOCK OPTION PROGRAM
                            (Full Title of the Plans)
                                Richard N. Grubb
                             Chief Financial Officer
                          Vishay Intertechnology, Inc.
                               63 Lincoln Highway
                           Malvern, Pennsylvania 19355
                     (Name and Address of Agent for Service)

                                 (610) 644-1300
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:
                              Mark B. Segall, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100


                               CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                           Proposed                     Proposed
                                                           Maximum                      Maximum
Title of                                                   Offering                     Aggregate                    Amount of
Securities to                 Amount to be                 Price Per                    Offering                     Registration
be Registered                 Registered(1)                Share(2)                     Price                        Fee
------------------------------------------------------------------------------------------------------------------------------------
Common                        2,955,000                    $17.47                       $51,623,850                  $14,351.43
Stock (par                    shares
value $0.10
per share)
====================================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the employee benefit plans in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or other similar event.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sales prices for the Common Stock reported on the New York Stock Exchange on April 30, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference in this Registration Statement the following documents:

        (a) The Registrant's latest annual report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Registrant's latest fiscal year;

        (b) The Registrant's Registration Statement on Form 8-A, filed with the Commission on December 23, 1983, which incorporates a description of the Common Stock, including any amendment or report filed for the purpose of updating such description; and

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (b) above.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

        Not applicable.

Item 5.   Interest of Named Experts and Counsel.

        Not applicable.

Item 6.   Indemnification of Directors and Officers.

        Article NINTH of the Registrant's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the Registrant or of any other company, including another corporation, partnership, joint venture, trust or other enterprise which such person serves or served as such at the request of the Registrant shall be indemnified by the Registrant against all judgments, payments in settlement (whether or not approved by court), fines, penalties and other reasonable costs and expenses (including fees and disbursements of counsel) imposed upon or incurred by such person in connection with or resulting from any action, suit, proceeding, investigation or claim, civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which such person enters a plea of guilty or nolo contendere or its equivalent), or any appeal relating thereto, which is brought or threatened either by or in the right of the Registrant or such other company (herein called a "derivative action") or by any other person, governmental authority or instrumentality (herein called a "third-party action") and in which such person is made a party or is otherwise involved by reason of his being or having been such director, officer, employee, or agent or by reason of any action or omission, or alleged action or omission by such person in his capacity as such director, officer employee or agent if either (a) such person is wholly successful, on the merits or otherwise, in defending such derivative or third-party action or (b) in the judgment of a court of competent jurisdiction or, in the absence of such a determination, in the judgment of a majority of a quorum of the Board of Directors of the Registrant (which quorum shall not include any director who is a party to or is otherwise involved in such action) or, in the absence of such a disinterested quorum, in the opinion of independent legal counsel (i) in the case of a derivative action, such person acted in good faith in what he reasonably believed to be the best interest of the Registrant and was not adjudged liable to the Registrant or such other company or (ii) in the case of a third-party action, such person acted in good faith in what he reasonably believed to be the best interest of the Registrant or such other company, and in addition in any criminal action, had no reasonable cause to believe that his action was unlawful; provided that, in the case of a derivative action, such indemnification shall not be made in respect of any payment to the Registrant or such other company or any stockholder thereof in satisfaction of judgment or in settlement unless either (x) a court of competent jurisdiction has approved such settlement, if any, and the reimbursement of such payment or (y) if the court in which such action has been instituted lacks jurisdiction to grant such approval or such action is settled before the institution of judicial proceedings, in the opinion of independent legal counsel the applicable standard of conduct specified in the preceding sentence has been met, such action was without substantial merit, such settlement was in the best interests of the corporation or such other company and the reimbursement of such payment is permissible under applicable law. In case such person is successful, on the merits or otherwise, in defending part of such action or, in the judgment of such a court or such quorum of the Board of Directors or in the opinion of such counsel, has met the applicable standard of conduct specified in the preceding sentence with resect to part of such action, he shall be indemnified by the Registrant against the judgments, settlements, payments, fines, penalties and other costs and expenses attributable to such part of such action.

        Article NINTH of the Registrant's Restated Certificate of Incorporation further provides that the directors may authorize the advancement of such amounts necessary to cover the reasonable costs and expenses incurred by any director, officer or employee in connection with the action, suit, proceeding, investigation or claim prior to final disposition thereof to the extent permitted under Delaware law.

        The foregoing rights of indemnification and advancement of expenses shall be in addition to any rights to which any such director, officer, employee, or agent may otherwise be entitle under the Restated Certificate of Incorporation, any agreement or vote of stockholders or at law or in equity or otherwise.

        No director shall have any personal liability to the Registrant or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that Article NINTH of the Registrant's Restated Certificate of Incorporation shall not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. Article NINTH shall not eliminate or limit the liability of such director for any act or omission occurring prior to the date when Article NINTH becomes effective.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made by a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The Registrant has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7.   Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

               Exhibit Number          Description


                     4.1 Composite Amended and Restated Certificate of Incorporation of the Company dated August 3, 1995. Incorporated by reference to Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 1995.
                            Certificate of Amendment of Composite Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 1997.

                     4.2 Amended and Restated Bylaws of Registrant. Incorporated by reference to Exhibit 3.2 to Registration Statement No. 33-13833 of Registrant on Form S-2 under the Securities Act of 1933 and
                            Amendment No. 1 to Amended and Restated Bylaws of Registrant Incorporated by reference to Exhibit 3.2 to Form 10-K file number 1-7416 for fiscal year ended December 31, 1993.

                     5 Opinion of Kramer Levin Naftalis & Frankel LLP regarding legality of securities being registered (including consent).

                     23.1   Consent of Ernst & Young LLP.

                     23.2 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5 above).

                     24     Power of Attorney (included on signature page).

Item 9.    Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on this 7th day of May, 1999.

                               VISHAY INTERTECHNOLOGY, INC.

                               By:/s/ Felix Zandman
                                  -----------------
                                    Name:   Felix Zandman
                                    Title:  Chairman of the Board, Chief
                                                 Executive Officer and Director


                        POWER OF ATTORNEY AND SIGNATURES

          We, the undersigned officers and directors of Vishay Intertechnology, Inc., hereby severally constitute and appoint Felix Zandman and Richard N. Grubb and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and any other registration statement (and ant amendment thereto) filed with the Securities and Exchange Commission with respect to the Plans listed on the face of this registration statement and generally do all things in our names and on our behalf in such capacities to enable Vishay Intertechnology, Inc. to comply with the provisions of the Securities Act of 1993, as amended and all requirements of the Securities and Exchange Commission.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 7, 1999 in the capacities indicated.

             Signature              Title(s)
             ---------              --------

     /s/ Felix Zandman              Chairman of the Board,
     -----------------              Chief Executive Officer and Director
     Felix Zandman                  (Principal Executive Officer)

     /s/ Richard N. Grubb           Executive Vice President, Treasurer,
     --------------------           Chief Financial Officer and Director
     Richard N. Grubb               (Principal Financial and Accounting Officer)

     /s/ Avi D. Eden                Vice Chairman of the Board,
     ---------------                Executive Vice President, General Counsel
     Avi D. Eden                    and Director

     /s/ Robert A. Freece           Senior Vice President and Director
     --------------------
     Robert A. Freece

     /s/ Eliyahu Hurvitz            Director
     -------------------
     Eliyahu Hurvitz

     /s/ Abraham Inbar              Senior Vice President and Director
     -----------------
     Abraham Inbar


     /s/ Gerald Paul                President, Chief Operating Officer
     ---------------                and Director
     Gerald Paul

     /s/ Edward B. Shils            Director
     -------------------
     Edward B. Shils

    /s/ Luella B. Slaner            Director
    --------------------
    Luella B. Slaner

    /s/ Mark I. Solomon             Director
    -------------------
    Mark I. Solomon

    /s/ Jean-Claude Tine            Director
    --------------------
    Jean-Claude Tine

                                  EXHIBIT INDEX


      Exhibit Number                          Description

               4.1 Composite Amended and Restated Certificate of Incorporation of the Company dated August 3, 1995. Incorporated by reference to Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 1995. Certificate of Amendment of Composite Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 1997.

               4.2            Amended  and   Restated   Bylaws  of   Registrant.
                              Incorporated by reference to Exhibit 3.2 to Registration Statement No. 33-13833 of Registrant on Form S-2 under the Securities Act of 1933 and Amendment No. 1 to Amended and Restated Bylaws of Registrant Incorporated by reference to Exhibit
                              3.2 to Form 10-K file number 1-7416 for fiscal year ended December 31, 1993.

               5              Opinion of Kramer Levin Naftalis & Frankel LLP.

               23.1           Consent of Ernst & Young LLP.

               23.2 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5 above).

               24             Power of Attorney (included on signature page).